CUSIP Number 53190C102

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 22, 2021

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By: Partners Group (USA) Inc., its investment manager

By:	/s/ Andres Small
Name: Andres Small
Title: Authorized Signatory

PARTNERS GROUP PRIVATE EQUITY II, LLC

By: Partners Group US Management II LLC, its manager

By:	/s/ Jordi Goodman
Name: Jordi Goodman
Title: Director

PARTNERS GROUP SERIES ACCESS II, LLC, SERIES 61

By: Partners Group US Management II LLC, its manager

By:	/s/ Jordi Goodman
Name: Jordi Goodman
Title: Director

PARTNERS GROUP ACCESS 83 PF LP

By: Partners Group Management (Scots) LLP, its general partner

By:	/s/ Laine Shorto
Name: Laine Shorto
Title: Authorized Signatory